EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-60004 and 333-35450), of our report dated February 27, 2009 relating to our audit of the financial statements of PacificHealth Laboratories, Inc. included in the 2008 annual report on Form 10-K/A.

/s/ Weiser LLP

New York, New York
March 16, 2009